Tim McMullen Joins CynergisTek as Chief Operating Officer

Austin, TX – October 13, 2021 - CynergisTek, Inc. (NYSE AMERICAN: CTEK), a leader in healthcare cybersecurity, privacy, and compliance, today announces the appointment of healthcare veteran, Tim McMullen, to the position of Chief Operating Officer.

McMullen was most recently president of provider solutions at EMIDS Technology, a leading provider of digital transformation solutions to the healthcare industry, serving payers, providers, life sciences, and technology firms. “I am excited to join the CynergisTek team. What I found most compelling was the team’s undisputed reputation in the healthcare cybersecurity, privacy, compliance, and IT audit space, and their recent leadership position providing Cybersecurity Maturity Model Certification (CMMC) to defense contractors,” said Tim McMullen. In his new role at CynergisTek, McMullen will direct all client-facing departments, including service delivery, project management office, and sales and marketing. McMullen brings a combination of extensive sales experience, operations improvement, building new lines of business, and channel partner expertise to help lead the company in its next phase of growth. “We all are very excited to see Tim join the team,” said Dana Sellers, a member of CynergisTek’s Board of Directors.  “I have seen Tim’s leadership in action and the trust he brings to client relationships.”

“Tim intimately understands our highly regulated client base, including healthcare in a way that few executives can hope to, and he’s got a proven track record of maximizing value for clients, employees, and company stakeholders,” said Mac McMillan, CEO and President at CynergisTek. “He’s joining an already thriving, energetic team at the perfect time to spearhead and execute our strategy to drive the business forward and continue our mission of being a true partner by providing services, solutions, and advisory support to help our clients build resilience into their programs.”

In connection with his appointment, the Company and Tim McMullen entered into an employment agreement. CynergisTek will provide additional information regarding McMullen’s appointment in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

About CynergisTek, Inc.

CynergisTek is a top-ranked cybersecurity consulting firm helping organizations in highly-regulated industries, including those in healthcare, government, and finance navigate emerging security and privacy issues. CynergisTek combines intelligence, expertise, and a distinct methodology to validate a company's security posture and ensure the team is rehearsed, prepared, and resilient against threats. Since 2004, CynergisTek has been dedicated to hiring and retaining experts who bring real-life experience and hold advanced certifications to support and educate the industry by contributing to relevant industry associations. For more information, visit www.cynergistek.com or follow us on Twitter or Linkedin.

Cautionary Note Regarding Forward Looking Statements

This release contains certain forward-looking statements relating to the business of CynergisTek, Inc.  These forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “would,” “could,” “intends,” “may,” “will,” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including but not limited to uncertainties relating to product/services development; long and uncertain sales cycles; the ability to obtain or maintain proprietary intellectual property protection; future capital requirements; competition from other providers; the ability of the Company’s vendors to continue supplying the Company with supplies and services at comparable terms and prices; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; potential risks and uncertainties relating to the existing and ultimate impact of COVID-19, including the geographic spread, the severity of the virus, the duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets, and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected.   Certain of these risks and uncertainties are or will be described in greater detail in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are available at http://www.sec.gov.  Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the COVID-19 pandemic, including its impact on the healthcare industry. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. CynergisTek is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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CynergisTek Investor Relations Contact:
CynergisTek, Inc.
Paul Anthony
(512) 402-8550 x8
InvestorRelations@cynergistek.com

CynergisTek Media Contact:
Allison + Partners

Jaime Tero

415-755-8639

jaime.tero@allisonpr.com